Exhibit 99.1

Calumet Specialty Products Partners, L.P. Announces Strategic Transactions in its Renewable Diesel Business

Highlights:

•	Montana Renewables, LLC carved out as an unrestricted pure-play renewables subsidiary and has purchased Calumet’s existing hydrocracker

•	$300 million investment by Oaktree

•	Additional commercial and strategic partnership discussions continuing

•	Called 2022 Notes

November 19, 2021 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (“Calumet”) today announced a series of strategic transactions in connection with its Renewable Diesel business. The transactions establish Montana Renewables, LLC (“MRL”) as an unrestricted pure-play renewables subsidiary of Calumet. MRL has closed on a $300 million convertible debt investment from funds managed by Oaktree Capital Management, L.P. (“Oaktree”). MRL has also closed on a $145 million preferred equity investment by Calumet. Calumet owns 100% of the equity of MRL.

Calumet’s operations in Montana now include two fully independent business lines: Renewables through MRL, and conventional Canadian crude refining through Calumet Montana Refining LLC (“CMR”).

MRL will complete its in-flight capital projects and is expected to become one of the most advantaged renewable diesel producers in North America. MRL’s existing hydrocracker metallurgy of 317L stainless steel is well-suited for renewable feedstock processing; MRL’s unique renewable hydrogen project further lowers carbon intensity and maximizes renewable diesel production; and a new state of the art feedstock pre-treater combined with proximity to temperate oilseeds and low-carbon product markets will provide MRL with significant sourcing and logistics advantages.

CMR will continue to own and operate the conventional Great Falls Specialty Refinery with a reconfigured processing capacity of 12,000 barrels per day of Canadian crude. The refinery is focused on the production of high-quality Specialty Asphalt, as well as satisfying local demand for conventional fuels. CMR anticipates the refinery will generate 60% of historical (pre-conversion) Adjusted EBITDA after the hydrocracker is separated. Calumet owns 100% of the equity of CMR.

As a result of these transactions, Calumet received net cash proceeds of approximately $199 million and has begun to reduce outstanding debt by issuing a notice of redemption today for the $80 million outstanding principal amount of its 7.625% Senior Notes due 2022.

Calumet CEO Steve Mawer said, “We have a clear vision for Calumet, and we have been implementing it through the re-segmentation of our businesses at the beginning of the year and now by standing up arguably the best renewable diesel conversion project in North America. 2021 has been a year of tremendous value creation for our unitholders and we are very pleased to finish the year by forming this partnership at Montana Renewables with Oaktree. These transactions advance Calumet’s vision for MRL as a standalone, high-growth, pure-play renewable fuels business”.

Bruce Fleming, EVP Montana Renewables, added, “We concluded that a financial partner would allow us the flexibility to separate out the Renewable Diesel business, as a first step to create maximum unitholder value. Once we decided that, the tremendous expertise and creativity of Oaktree made them a natural partner to set up this exciting venture for future options targeting “post-money” alternatives for MRL.”

“We are excited to partner with Calumet to support the development and expansion of its Renewable Diesel business. These Great Falls assets are well positioned for growth and this transaction establishes Calumet as an innovative player in the important shift toward sustainable energy. We’re proud to support Calumet’s efforts to further the energy transition,” said Jared Parker, Managing Director of Oaktree’s Global Opportunities funds.

Transaction Details

•	MRL has acquired Calumet’s existing high-metallurgy hydrocracker and related assets in Great Falls, Montana

•	MRL has closed a 3-year $300 million senior secured convertible term loan issued by Oaktree

•	MRL has closed a $145 million preferred equity investment by Calumet, comprised of $44 million for Renewable Diesel project capital expenditures to date and $101 million of cash

•	MRL designated as an unrestricted subsidiary of Calumet and will operate with its own Board

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MRL has entered into a tolling agreement with CMR which is expected to net $30 million of cash in excess of cost of service on an annualized basis in return for operating its hydrocracker at Calumet’s direction prior to conversion to renewable production

•	MRL has entered into management services, operating, and other agreements with Calumet to support the continued development and subsequent operation of the Renewable Diesel conversion project

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MRL signed a $50 million letter of intent with Stonebriar Commercial Finance (“Stonebriar”) to finance a renewable hydrogen plant to maximize renewable diesel production and further reduce carbon intensity (CI) of MRL products

•	MRL signed a letter of intent with Macquarie for renewables inventory financing

MRL closed on the Oaktree term loan, Calumet preferred equity, and certain related transactions on November 18, 2021. The Stonebriar and Macquarie transactions are expected to close by the first quarter of next year.

For more information, a presentation that accompanies this press release can be accessed in the Investor Relations section of Calumet’s website at www.calumetspecialty.com.

Calumet also announced that it intends to attend the Cowen 2021 Energy Summit on December 1-2, 2021, the BofA Securities Leveraged Finance Conference on December 1-2, 2021, and the Wells Fargo Virtual Midstream, Utility & Renewables Symposium on December 8-9, 2021.

Advisors

Cowen and Company, LLC and Intrepid Partners, LLC acted as financial advisors and Gibson, Dunn & Crutcher LLP served as legal advisor to Calumet. Guggenheim Securities acted as financial advisor and Latham & Watkins, LLP served as legal advisor to Oaktree.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release, may constitute “forward-looking statements.” The words “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature, although such words are not necessary. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. We caution that these statements, including prospects for Renewables or the Specialty Asphalt refinery, benefits of the transaction, future actions (including public market transactions), are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control, including risks related to available capital, actions by third parties (including customers, regulators and financing sources), construction, and commodity prices. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

For additional information, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.

About Calumet Specialty Products Partners, L.P.

Calumet manufactures, formulates, and markets a diversified slate of specialty branded products to customers in various consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, IN and operates twelve facilities throughout North America. More information can be found at www.calumetspecialty.com and www.montana-renewables.com.

About Oaktree Capital

Oaktree is a leader among global investment managers specializing in alternative investments, with $158 billion in assets under management as of September 30, 2021. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 1,000 employees and offices in 19 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.